STATE OF GEORGIA
COUNTY OF BULLOCH

                              EMPLOYMENT AGREEMENT

AGREEMENT made this 19TH day of MARCH, 2003, between FARMERS & MERCHANTS BANK (hereinafter referred to as the "Bank"); and CHARLES R. NESSMITH, of the State of Georgia, (hereinafter referred to as the "Executive").

                              W I T N E S S E T H:

WHEREAS, the BANK is a banking corporation with its principal office located in Bulloch County, Georgia; and

WHEREAS the BANK desires to hire and employ EXECUTIVE as President and Chief Executive Officer and EXECUTIVE desires to be employed by the BANK as its President and Chief Executive Officer, all in accordance with the terms and conditions as hereinafter set forth.

NOW THEREFORE, in consideration of the premises herein contained, the mutual covenants hereinafter set forth, and other good and valuable consideration, the BANK and EXECUTIVE agree as follows:

1. EMPLOYMENT:

The BANK hereby agrees to employ the EXECUTIVE, and the EXECUTIVE agrees to accept such employment as the President and Chief Executive Officer of the BANK in accordance with the terms, duties and obligations hereinafter set forth.

2. TERM:

The initial term of this agreement shall be for three (3) years beginning January 1, 2003, and ending December 31, 2005, and the agreement shall continue from year to year thereafter unless sooner terminated as hereinafter provided.

3. COMPENSATION:

The BANK shall pay the Executive for all services rendered under this agreement a salary of $130,000.00 per year. The Executive shall be paid with the same frequency as are other executives of the BANK. Salary payments shall be subject to withholding and other applicable taxes. The Executive's salary and bonus will be reviewed and may be changed on a year to year basis with the first review to be no earlier than March 1, 2004.

4. BONUSES:

The Executive shall be entitled to an annual bonus based upon the BANK'S performance as shown on the Accountant's fiscal year-end audit. The bonus shall be paid within 30 days of the Board of Directors being furnished the final year-end audit. The Executive shall receive annual bonuses based upon the present system of bonus determination adopted by the BANK for all employees.


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5. AUTOMOBILE:

The BANK recognizes the Executive's need for an automobile for business purposes. Therefore, the BANK shall provide the Executive with an automobile, including all related maintenance, repairs, insurance and other costs. The automobile and related costs shall be comparable to those which the BANK presently provides other executives of the BANK and as may be mutually agreed upon by Executive and the BANK. At the Executive's option, in lieu of being provided an automobile as set forth herein, the BANK shall reimburse the Executive for business use of the Executive's personal automobile at a rate equal to the per mile rate of reimbursement of federal employees and published from time to time by the Internal Revenue Service.

6. DUTIES:

The Executive shall serve as the President and Chief Executive Officer of the BANK and shall at all times discharge his duties in consultation with and under the supervision of the BANK'S Board of Directors, to whom he shall report. He will be in charge of all day to day operations and management of the BANK, including, but not limited to, all personnel decisions and other functions to make the BANK successful. The BANK may, from time to time, extend or curtail the Executive's precise services.

7. EXTENT OF SERVICES:

The Executive shall exert his best efforts and devote his entire time and attention to the BANK'S business. During the term of this agreement, the Executive shall not engage in any other business activity regardless of whether it is pursued for gain or profit, if it detracts from his duties with the BANK. It is understood that the Executive will not engage in any business that conflicts with his duties as Chief Executive Officer of the BANK or that may be deemed a conflict of interest.

Should the Executive desire to become engaged in a business activity that does not conflict or detract from his duties as Chief Executive Officer of the BANK, then he will advise the Board of Directors of the BANK of his business activities prior to engaging in same and shall obtain approval by the Board of Directors.

8. PRESIDENT REPORTING:

The Executive shall work with the Board of Directors and shall report to the Board and keep them informed as to all matters that pertain to or affect the Board or the BANK or stockholders.

9. WORKING FACILITIES:

The Executive shall have a private office, secretarial help and other facilities and services that are suitable to his position and appropriate for the performance of his duties.

10. EXPENSES:

The Executive may incur reasonable expenses for promoting the BANK'S business, including expenses for entertainment, travel, and similar items. The BANK will reimburse the Executive for all such expenses upon the Executive's periodic presentation of an itemized account of such expenditures, which shall be examined on a monthly basis by at least two outside directors. One of the directors must be the Chairman of the Board.

11. CAPITAL EXPENDITURES:

The Executive shall obtain prior approval of the Board of Directors for any capital expenditure over $1,000.00.

12. DISABILITY:

If the Executive becomes disabled during the period of this agreement, his salary shall continue at the same rate that it was on the date of such disability. If such disability continues for a continuous period of three (3) consecutive months, the BANK, at its option, may thereafter, upon written notice to the Executive or his personal representative, terminate this agreement. If the Executive receives disability payments from insurance policies paid for by the BANK, the salary paid to the Executive during any period of disability shall be reduced by the amount of disability payment received by the Executive under any such insurance policy or policies. For the purpose of the agreement, disability shall mean mental or physical illness or a condition rendering the Executive incapable of performing his normal duties with the BANK.

13. DEATH DURING EMPLOYMENT:

If the Executive dies during the term of employment, the BANK shall pay to the Executive's estate the compensation that would otherwise be payable to the Executive up to the end of the month in which his death occurs.

14. EMPLOYMENT BENEFITS:

This agreement shall not be in lieu of any rights, benefits and privileges to which the Executive may be entitled as an employee of the BANK under any retirement, pension, profit sharing, insurance, hospital or other plans which may now be in effect or which may hereafter be adopted. The Executive shall have the same rights and privileges to participate in such plans and benefits as any other employee during his period of employment. The Executive shall be entitled to health, life and disability benefits available to all employees of the BANK in accordance with his income level. The BANK agrees to reimburse him for his Country Club and Civic Club dues.

15. VACATIONS:

The Executive shall be entitled to annual vacations in a manner commensurate with his status as a principal executive, which shall not be less than two (2) weeks per year.

16. TERMINATION:

The BANK reserves the right to terminate the Executive upon ten (10) days written notice for cause, including but not limited to:

a) failure to carry out the directives of the Board of Directors;

b) failure to act ethically with the BANK'S regulators, customers and/or directors;

c) participating or being involved in such activities as are detrimental to the best interests of the BANK and its shareholders;

d) any other provision of this agreement; or

e) any other reason that the Board of Directors deems good and sufficient cause. In the event of termination for cause, the BANK shall pay the Executive his compensation up to the date of termination, whereupon all obligations hereunder shall cease. This agreement may also be terminated by either party at any time, without cause, upon ninety (90) days written notice to the other party.

In the event of the sale or merger of the BANK to or with another bank or bank holding company (hereafter the ACQUIRING BANK), and in the further event that the ACQUIRING BANK elects to terminate EXECUTIVE, with or without cause, on the date of acquisition or merger, the BANK shall pay as a severance pay to EXECUTIVE his base salary for the balance of the contract term. The severance pay shall be paid in equal monthly installments over the remainder of the contract period and shall be subject to state and federal withholding taxes. The severance pay shall not include any bonuses or other employee benefits. For the purposes of this paragraph and the paragraph below, the term "termination" shall be deemed to include a decision by the ACQUIRING BANK that EXECUTIVE must either relocate from the Statesboro, Georgia community to maintain his employment or that he be expected to serve in any capacity other than President of the BANK in Statesboro, Georgia.

Provided further, that in the event the sale or merger occurs during the final year of this contract, and in the further event that the ACQUIRING BANK elects to terminate EXECUTIVE or elects not to renew this contract for an additional one-year term, then the severance pay of EMPLOYEE shall be extended for an additional one-year period beyond the normal expiration date of this agreement.

17. ASSIGNMENT:

This Agreement is intended to secure the personal services of the Executive and cannot be assigned or transferred in any manner by the Executive.

18. NOTICES:

All notices required or permitted to be given under this agreement shall be given by certified mail, return receipt requested, to the parties at the following addresses or to such other addresses as either may designate in writing to the other party.

                  To the BANK:

                                    Chairman of the Board of Directors
                                    Farmers & Merchants Bank
                                    P. O. Box 2789
                                    Statesboro, Georgia 30459

                  To the Executive:

                                    Charles R. Nessmith
                                    750 Isaac Akins Road
                                    Statesboro, Georgia 30461

19. SUCCESSORS AND ASSIGNS:

This agreement shall inure to the benefit of and be binding upon the BANK, its successors and assigns, including, without limitation, any corporation which may acquire all or substantially all of the BANK'S assets and business or into which the BANK may be consolidated or merged, and the Executive, his heirs, executors, administrators and legal representatives.

20. ENTIRE AGREEMENT:

This Agreement contains the entire agreement between the parties and supersedes all prior understandings and agreements between the parties. It may not be changed, waived or modified orally, but only by an agreement in writing, signed by the party against whom enforcement to any waiver, change, modification or discharge is sought.

21. CONSTRUCTION:

The provisions of this agreement shall be construed in accordance with the laws of the State of Georgia.

22. HEADINGS:

Headings in this agreement are for convenience only and shall not be used to interpret or construe its provisions.

23. NON-WAIVER:

No delay or failure of either party is exercising any right under this agreement, and no partial or single exercise of that right, shall constitute a waiver of that or any other right.

24. COUNTERPARTS:

This agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have affixed their hands and seals the day and year first above written.

                                       FARMERS & MERCHANTS BANK

                                       BY:  /s/ Frank C. Rozier
                                          ---------------------------------
                                             CHAIRMAN OF THE BOARD OF DIRECTORS

                                       ATTEST:  /s/ Dwayne E. Rocker
                                              -----------------------------
                                                  SECRETARY

Signed, sealed and delivered
in the presence of:

/s/ Gerald M. Edenfield
-----------------------
Witness

/s/ Patricia E. Tootle
----------------------
Notary Public (SEAL)

                                       EXECUTIVE

                                       /s/ Charles R. Nessmith
                                        ----------------------
                                       CHARLES R. NESSMITH


Signed, sealed and delivered
in the presence of:

/s/ Gerald M. Edenfield
------------------------
Witness

/s/  Patricia E. Tootle
 ----------------------
Notary Public (SEAL)